TO BE EFFECTIVE NOVEMBER 8, 2002

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                            STRONG INCOME FUNDS, INC.

The undersigned Assistant Secretary of Strong Income Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to rename the Corporation's Core Bond Fund to be the Strong Corporate Income Fund as a class of Common Stock. Also, the following Amendment was duly adopted to create the Institutional series of the Strong Advisor Municipal Bond Fund as indicated below.

     "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                                  SERIES               AUTHORIZED NUMBER OF SHARES
Strong Advisor Municipal Bond Fund                     Class A              Indefinite
                                                       Class B              Indefinite
                                                       Class C              Indefinite
                                                       Institutional        Indefinite
Strong Corporate Income Fund                           Investor             Indefinite
                                                       Advisor              Indefinite
Strong High-Yield Bond Fund                            Investor             Indefinite
                                                       Advisor              Indefinite
                                                       Institutional        Indefinite
Strong Short-Term High-Yield Bond Fund                 Investor             Indefinite
                                                       Advisor              Indefinite
Strong Short-Term Income Fund                          Investor             Indefinite
                                                       Advisor              Indefinite'"

This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 8, 2002, in accordance with Sections
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

          Executed in duplicate as of this 8th day of November, 2002.


                                       STRONG INCOME FUNDS, INC.


                                       By: /S/ GILBERT L. SOUTHWELL, III
                                           -------------------------------------
                                           Gilbert L. Southwell III
                                           Assistant Secretary
This instrument was drafted by:

Gilbert L. Southwell III
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051